Exhibit 107

Calculation of Filing Fee Table

FORM S-8

Registration Statement Under the Securities Act of 1933

(Form Type)

Augmedix, Inc.

(Exact Name of the Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share	457(c) and 457(h)	3,856,028	(2)	1.60	(3)	$6,169,644.80	$92.70 per $1,000,000	$571.93
Total Offering Amounts							$6,169,644.80		$571.93
Total Fee Offsets(4)									-
Net Fee Due									$571.93

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an additional indeterminable number of shares of common stock of Augmedix, Inc. (the “Registrant”), that may become issuable under the Augmedix, Inc. 2020 Equity Incentive Plan (the “Plan”) set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s common stock, as applicable.

(2)	Represents (i) an automatic annual increase equal to 5% of the total number of shares of the Registrant’s common stock outstanding on December 31, 2020, which annual increase is provided by the Plan, (ii) an automatic annual increase equal to 5% of the total number of shares of the Registrant’s common stock outstanding on December 31, 2021, which annual increase is provided by the Plan, and (iii) an increase of 643,761 shares of the Registrant’s common stock, which increase was approved by the Registrant’s stockholders on July 1, 2021.

(3)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sales prices of the Registrant’s common stock as reported on the Nasdaq Stock Market LLC on July 19, 2022.

(4)	The Registrant does not have any fee offsets.